INDEX

SECTION                                    PAGE
------------------------------------------------
ACCELERATED BENEFITS RIDER FOR
TERMINAL ILLNESS                            1

BENEFITS
         Accelerated Benefits Amount        1
         Full Election                      2
         Partial Election                   2
         Terminal Illness                   2

DISPOSITION OF ADDED BENEFIT RIDERS         3

GENERAL TERMS
         Election Date                      3
         Election                           3
         Legal Requirements                 4
         Incontestability                   4
         Proof of Terminal Illness          4
         Termination                        4


7490(0200)                               -I-

ACCELERATED BENEFITS RIDER FOR TERMINAL ILLNESS
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Payment of Accelerated Benefits under this rider will reduce the Death Benefit otherwise payable under the policy. Receipt of Accelerated Benefits may be a taxable event. Please consult your personal tax advisor to determine the tax status of any benefits paid under this rider.

         We, Nationa1 Life Insurance Company, will pay Accelerated Benefits to the Owner during the lifetime of the Insured. Such benefit will be paid:

            1. upon election by the Owner; and
            2. in lieu of payment of the full death benefit of the policy upon the death of the Insured; and
            3. subject to the terms of this rider.

         The date of issue of this rider is the policy Date of Issue unless a later date is shown below.

BENEFITS
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ACCELERATED
BENEFITS AMOUNT

         The Accelerated Benefits Amount (called the "Amount" in this rider) will be determined when the Owner elects Accelerated Benefits. It will be determined as of the Election Date. The following factors may be used in the determination of this Amount:

            1. the cash value or cash surrender value of the policy; and
            2. future premiums payable under the policy; and
            3. future anticipated dividends projected for the policy; and
            4. any administrative fee assessed; and
            5. the Accelerated Benefits Interest Rate in effect.

         We will declare the Accelerated Benefits Interest Rate. It will not exceed the greater of:

            a) the yield on 90-day U.S. Treasury Bills on the Election Date; or
            b) the maximum adjustable policy loan interest rate allowed by law on the Election Date.

         The Amount will be paid in a lump sum.

         We reserve the right to set a maximum amount that we will pay under this and any other Accelerated Benefits Rider on the life of the Insured. If we do so, it will be no less than $500,000.


                                                 National Life Insurance Company
            One National Life Drive o Montpelier, Vermont 05604 o (802) 229-3333
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7490(0200)                                                                Page 1
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FULL ELECTION

         Under a Full Election, the Amount will be paid in lieu of any future death benefit under the policy. The policy to which the rider is attached will terminate on the Election Date.

         The Amount must first be applied to pay all debt to us on the policy.

PARTIAL ELECTION

         Under a partial Election, the Amount will be paid in lieu of a portion of any future death benefit payable under the policy. There will be a pro rata reduction in the whole life death benefit and cash value or cash surrender value and, in the case of variable life insurance, the Accumulated Value in the General Account and in each and every Sub-Account of the Separate Account. Each will be reduced by the percentage of death benefit accelerated. The portion of life insurance coverage that remains in force must not be less than the greater of $25,000 or our minimum issue limit for this plan of insurance. The new premiums for the remaining portion will be as if the contract had been originally issued at the reduced amount.

         The Amount must first be applied to pay a pro rata share of any outstanding debt to us on the policy. A pro rata share of such debt will remain. The debt will be reduced by the percentage of the death benefit accelerated.

TERMINAL ILLNESS

         Accelerated Benefits can be elected if the Insured is Terminally Ill. Terminally Ill means that the Insured has been certified by a Physician as having an illness or chronic condition which can reasonably be expected to result in death in 24 months or less from the date of certification.

         A Physician is a medical doctor or doctor of osteopathy within the definition of Section 1861(r)(1) of the Social Security Act.


                                                 National Life Insurance Company
            One National Life Drive o Montpelier, Vermont 05604 o (802) 229-3333
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7490(0200)                                                                Page 2
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DISPOSITION OF ADDED BENEFIT RIDERS
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         Upon a Full Election

            1. Any rider providing term life insurance may either be:

            a) converted or exchanged to a whole life policy subject to the terms of the term rider; or

            b) converted to a separate term policy with the same issue date, issue age, sex and issue class as the term rider.

            2. Family Protection Benefit and Children Protection Benefit Riders
               will be treated as if the Insured died on the Election Date.

            3. Riders Applying Dividends towards Paid Up Additions and One Year
               Term Insurance and Dividend Term Option Riders may either be converted subject to the terms of the rider or as we may otherwise agree, or these coverages may be used to increase the Amount.

            4. Coverage provided by Additional Protection Benefit Riders will be used to increase the Amount.

            5. All other riders will cease on the Election Date.

         Upon a Partial Election, riders providing:

            1. Waiver of Premium; or

            2. Accidental Death Benefit; or

            3. Exchange to New Insured

         benefits will remain in full effect on the life insurance coverage that is continued. Other riders, including any Additional Protection Benefit Riders and Guaranteed Death Benefit Riders, may be continued at levels reduced by the percentage of death benefit accelerated.

GENERAL TERMS
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ELECTION DATE

         The Election Date is the date the Application for Election of Accelerated Benefits is signed by the Owner of the policy.

ELECTION

         To elect Accelerated Benefits the Owner must complete an Application for Election of Accelerated Benefits. We will provide this Application at the Owner's request. The Owner must provide us with the written consent of any collateral assignee and any irrevocable beneficiaries. We may request that the contract accompany the application to our Home Office.


                                                 National Life Insurance Company
            One National Life Drive o Montpelier, Vermont 05604 o (802) 229-3333
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7490(0200)                                                                Page 3
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LEGAL
REQUIREMENTS

         If the Owner is required by law to elect Accelerated Benefits to meet the claims of creditors, whether in bankruptcy or otherwise, Accelerated Benefits will not be available.

         If the Owner is required by a government agency to elect Accelerated Benefits to apply for, obtain, or keep a government benefit or entitlement, Accelerated Benefits will not be available.

INCONTESTABILITY

         This rider is contestable on the same basis as the policy to which it is attached.

PROOF OF TERMINAL ILLNESS

         We must receive written proof satisfactory to us that the insured is Terminally Ill. Such written proof must include a statement from a Physician or Licensed Health Care Practitioner, other than the Insured or a member of the Insured's immediate family, affirming that the Insured is Terminally Ill.

         We have the right to have the Insured examined by a physician of our own choice when and as often as we may reasonably require while an election of Accelerated Benefits is pending. Such examination will be made at our expense.

TERMINATION

         This rider shall terminate on the earliest of:

            1. the Election Date for Accelerated Benefits; or
            2. the date of the Insured's death; or
            3. the date the base coverage terminates; or
            4. the date the base coverage becomes extended term insurance coverage under any default benefits or nonforfeiture options; or
            5. the date we receive the Owner's written request to terminate this rider.

Signed for National Life Insurance Company at Montpelier, Vermont, as of the date of issue, by


/s/ Thomas H. MacLeay
---------------------
Chairman of the Board and
Chief Executive Officer

Rider date of issue if different from policy Date of Issue:

                                                 National Life Insurance Company
            One National Life Drive o Montpelier, Vermont 05604 o (802) 229-3333
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7490(0200)                                                                Page 4